Exhibit 99.1

Investor	Larry McGrath	Media	Ethan Slavin
Contact:	Executive Vice President	Contact:	860-273-6095
	Chief Strategy Officer & Chief Strategic Advisor to the CEO investorinfo@cvshealth.com		Ethan.Slavin@CVSHealth.com

FOR IMMEDIATE RELEASE

CVS Health Corporation Announces Early Results of Maximum Tender Offer and Election of Early Settlement

WOONSOCKET, RI, December 16, 2024– CVS Health Corporation (“CVS Health” or the “Company,” NYSE: CVS) announced today the early results of the previously announced cash tender offer (the “Maximum Tender Offer”) for the maximum principal amount of the following series of Maximum Tender Offer Notes (as defined below) for which the aggregate purchase price, not including Accrued Interest (as defined below), payable in respect of such Maximum Tender Offer Notes, does not exceed $1,774,423,242.62 (such maximum purchase price, the “Maximum Tender Offer Amount”): its 2.700% Senior Notes due 2040, the 3.875% Senior Notes due 2047 issued by its wholly-owned subsidiary Aetna Inc. (“Aetna”), its 4.250% Senior Notes due 2050, the 4.125% Senior Notes due 2042 issued by Aetna, its 4.125% Senior Notes due 2040, its 2.125% Senior Notes due 2031, its 1.875% Senior Notes due 2031, its 5.050% Senior Notes due 2048, the 4.500% Senior Notes due 2042 issued by Aetna and its 1.750% Senior Notes due 2030 (together, the “Maximum Tender Offer Notes”).

As of 5:00 p.m., New York City time, on December 13, 2024 (the “Early Tender Date”), as reported by D.F. King & Co., Inc., the Tender and Information Agent for the Maximum Tender Offer, the principal amounts of the Maximum Tender Offer Notes listed in the tables below have been validly tendered and not validly withdrawn. The Maximum Tender Offer Withdrawal Deadline of 5:00 p.m., New York City time, on December 13, 2024 has passed and, accordingly, Maximum Tender Offer Notes validly tendered in the Maximum Tender Offer may no longer be withdrawn. The Maximum Tender Offer was made pursuant to the terms and conditions set forth in the Offer to Purchase dated December 2, 2024 (as amended or supplemented from time to time, the “Offer to Purchase”).

CVS Health announced its election, with respect to the Maximum Tender Offer Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date, to accept for purchase and make payment for such Maximum Tender Offer Notes on December 18, 2024 (the “Early Settlement Date”), subject to the acceptance priority levels applicable to the relevant series as described in the Offer to Purchase.

Because CVS Health expects to accept for purchase, subject to proration, the Maximum Tender Offer Amount of the Maximum Tender Offer Notes, no additional Maximum Tender Offer Notes are expected to be purchased pursuant to the Maximum Tender Offer after the Early Settlement Date. As described in the Offer to Purchase, Maximum Tender Offer Notes tendered and not accepted for purchase will be promptly returned to the tendering Holders.

The total consideration (the “Total Consideration”) payable by CVS Health for the Maximum Tender Offer Notes will be a price per $1,000 principal amount calculated as described in the Offer to Purchase in a manner intended to result in a yield to maturity or first par call date, as the case may be, equal to the sum of the yield to maturity of the applicable U.S. Treasury reference security specified in the table below as determined at 10:00 a.m., New York City time, on December 16, 2024 and the fixed spread shown in the table below. Holders of all Maximum Tender Offer Notes that were validly tendered and not validly withdrawn at or prior to the Early Tender Date and that are accepted for purchase will receive the applicable Total Consideration, which includes the applicable Early Tender Payment of $30 per $1,000 principal amount of Maximum Tender Offer Notes tendered at or prior to the Early Tender Date. In addition to the applicable Total Consideration, Holders of Maximum Tender Offer Notes accepted for purchase will receive accrued and unpaid interest (“Accrued Interest”) on those Maximum Tender Offer Notes from the last interest payment date with respect to those Maximum Tender Offer Notes to, but not including, the Early Settlement Date.

Maximum Tender Offer Notes:

Title of Notes	CUSIP Number	Original Issuer	Principal Amount Outstanding	Maturity Date	Acceptance Priority Level(1)	UST Reference Security	Bloomberg Reference Page	Fixed Spread (bps)	Principal Amount Tendered	Percent Tendered
2.700% Senior Notes due 2040	126650DP2	CVS Health Corporation	$1,250,000,000	8/21/2040	1	4.625% due 11/15/2044	FIT1	+110 bps	$882,639,000	70.61%
3.875% Senior Notes due 2047	00817YAZ1	Aetna Inc.	$1,000,000,000	8/15/2047	2	4.625% due 11/15/2044	FIT1	+121 bps	$463,035,000	46.30%
4.250% Senior Notes due 2050	126650DL1	CVS Health Corporation	$750,000,000	4/1/2050	3	4.250% due 8/15/2054	FIT1	+136 bps	$350,530,000	46.74%
4.125% Senior Notes due 2042	00817YAM0	Aetna Inc.	$500,000,000	11/15/2042	4	4.625% due 11/15/2044	FIT1	+122 bps	$274,315,000	54.86%
4.125% Senior Notes due 2040	126650DK3	CVS Health Corporation	$1,000,000,000	4/1/2040	5	4.625% due 11/15/2044	FIT1	+119 bps	$692,302,000	69.23%
2.125% Senior Notes due 2031	126650DR8	CVS Health Corporation	$1,000,000,000	9/15/2031	6	4.250% due 11/15/2034	FIT1	+92 bps	$406,793,000	40.68%
1.875% Senior Notes due 2031	126650DQ0	CVS Health Corporation	$1,250,000,000	2/28/2031	7	4.250% due 11/15/2034	FIT1	+87 bps	$514,191,000	41.14%
5.050% Senior Notes due 2048	126650CZ1	CVS Health Corporation	$8,000,000,000	3/25/2048	8	4.250% due 8/15/2054	FIT1	+156 bps	$1,202,676,000	15.03%
4.500% Senior Notes due 2042	00817YAJ7	Aetna Inc.	$500,000,000	5/15/2042	9	4.625% due 11/15/2044	FIT1	+130 bps	$93,121,000	18.62%
1.750% Senior Notes due 2030	126650DN7	CVS Health Corporation	$1,250,000,000	8/21/2030	10	4.125% due 11/30/2029	FIT1	+106 bps	$182,059,000	14.56%

CVS Health expressly reserves the right, in its sole discretion, subject to applicable law, to amend, extend or terminate the Maximum Tender Offer with respect to any or all series of Maximum Tender Offer Notes at any time if any condition to the Maximum Tender Offer is not satisfied. The Maximum Tender Offer is not conditioned on any minimum principal amount of Maximum Tender Offer Notes being tendered but the Maximum Tender Offer is subject to certain other general conditions as described in the Offer to Purchase.

CVS Health has retained Barclays Capital Inc. and Mizuho Securities USA LLC to act as Dealer Managers for the Maximum Tender Offer. D.F. King & Co., Inc. has been retained to act as the Tender and Information Agent for the Maximum Tender Offer. The Offer to Purchase may be accessed at the following link: http://www.dfking.com/cvs. Requests for assistance relating to the procedures for tendering Maximum Tender Offer Notes may be directed to the Tender and Information Agent either by email at cvs@dfking.com, or by phone (212) 269-5550 (for banks and brokers only) or (800) 487-4870 (for all others toll free). Requests for assistance relating to the terms and conditions of the Maximum Tender Offer may be directed to Barclays Capital Inc. at (800) 438-3242 (toll free) or (212) 528-7581 (collect) or Mizuho Securities USA LLC at (866) 271-7403 (toll-free) or (212) 205-7741. Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, any securities, including the Maximum Tender Offer Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Maximum Tender Offer is being made solely pursuant to the Offer to Purchase made available to Holders of the Maximum Tender Offer Notes. None of CVS Health, the Dealer Managers, Tender and Information Agent or the trustees with respect to the Maximum Tender Offer Notes, or any of their respective affiliates, is making any recommendation as to whether or not Holders should tender or refrain from tendering all or any portion of their Maximum Tender Offer Notes in response to the Maximum Tender Offer. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisers and make their own decisions whether to tender Maximum Tender Offer Notes in the Maximum Tender Offer, and, if so, the principal amount of Maximum Tender Offer Notes to tender.

About CVS Health

CVS Health is a leading health solutions company building a world of health around every consumer it serves and connecting care so that it works for people wherever they are. As of September 30, 2024, the Company had more than 9,000 retail locations, more than 900 walk-in medical clinics, more than 225 primary care medical clinics, a leading pharmacy benefits manager with approximately 90 million plan members and expanding specialty pharmacy solutions, and a dedicated senior pharmacy care business serving more than 800,000 patients per year. The Company also serves an estimated more than 36 million people through traditional, voluntary and consumer-directed health insurance products and related services, including expanding Medicare Advantage offerings and a leading standalone Medicare Part D prescription drug plan. The Company is creating new sources of value through its integrated model allowing it to expand into personalized, technology driven care delivery and health services, increasing access to quality care, delivering better health outcomes and lowering overall health care costs.

Forward-Looking Statements

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health. By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. Actual results may differ materially from those contemplated by the forward-looking statements due to the risks and uncertainties described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the heading “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024 and our Current Reports on Form 8-K.

You are cautioned not to place undue reliance on CVS Health’s forward-looking statements. CVS Health’s forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. CVS Health does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.